SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 20, 2026

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                      ☐

Item 7.01	Regulation FD Disclosure.

On October 20, 2026, Ionis Pharmaceuticals, Inc.  (“Ionis”) issued a press release reporting that its partner, GSK, announced that the U.S. Food and Drug Administration (“FDA”) has approved HIBSAGO™ (bepirovirsen) for the treatment of chronic hepatitis B (“CHB”) virus infection in combination with nucleos(t)ide analogue reverse transcriptase inhibitor (“NrtI”) therapy in adult patients without cirrhosis, receiving Nrtl therapy for at least 6 months, who have suppressed HBV deoxyribonucleic acid (“DNA”), and with hepatitis B virus (“HBV”) surface antigen (“HBsAg”) levels ≤3000 IU/ml, as determined by an FDA-authorized test. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On October 20, 2026, Ionis reported that its partner, GSK, announced that the FDA has approved HIBSAGO™ (bepirovirsen) for the treatment of CHB virus infection in combination with NrtI therapy in adult patients without cirrhosis, receiving Nrtl therapy for at least 6 months, who have suppressed HBV DNA, and with HBsAg levels ≤3000 IU/ml, as determined by an FDA-authorized test. GSK licensed bepirovirsen from Ionis and collaborated with them on its development.

Bepirovirsen is a first in class RNA-targeted medicine that offers unprecedented functional cure rates compared to current standard of care. The approval was granted under FDA priority review and Breakthrough Therapy Designation, recognizing significant improvement of bepirovirsen and nucleos(t)ide analogue therapy over existing standard of care.

The approval was supported by results from the Phase 3 B-Well trials showing functional cure rates of 19% in adults with ≤3000 IU/ml HBsAg, compared to current standard of care alone, which typically achieves less than 1% functional cure rate after one year of treatment. Functional cure occurs when HBV DNA and HBsAg are undetectable for at least 24 weeks after stopping all treatment, indicating the disease is controlled by the immune system without medication.

Quantitative surface antigen testing will support the diagnosis and identification of patients suitable for treatment with bepirovirsen who have baseline HBsAg levels ≤3000 IU/ml. Several tests are available, including a recently authorized FDA test.

GSK continues to advance regulatory submissions for bepirovirsen across multiple geographies with key regulatory decisions anticipated in the coming months.

GSK licensed bepirovirsen from Ionis in 2019 under a collaborative development and licensing agreement. Under the terms of the agreement, Ionis has received an upfront payment, license fee and development and regulatory milestone payments and is eligible to receive additional regulatory and sales milestone payments as well as tiered royalties of 10-12% on net sales of bepirovirsen.

Forward-Looking Statements

This report includes forward-looking statements regarding Ionis’ business and the therapeutic and commercial potential of bepirovirsen, our commercial medicines, additional medicines in development and technologies and our expectations regarding development and regulatory milestones. Any statement describing Ionis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. Except as required by law, we undertake no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis’ programs are described in additional detail in Ionis’ annual report on Form 10-K for the year ended December 31, 2025 and most recent Form 10-Q, which are on file with the Securities and Exchange Commission. Copies of these and other documents are available from Ionis.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 20, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: October 21, 2026	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel